Exhibit 10.8

FLOTEK INDUSTRIES, INC.

2010 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

1. Grant of Nonqualified Stock Option. Subject to the conditions described in this agreement (the “Award Agreement”) and in the Flotek Industries, Inc 2010 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Flotek Industries, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to Johnna Kokenge (“Participant”) the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 200,000 shares of Common Stock, subject to adjustment as set forth in the Plan.

2. Nonqualified Stock Option Status: The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

3. Grant Date: April 8, 2011.

4. Exercise Price: The Exercise Price shall be $9.19 per share of Common Stock covered by the Option, which has been determined to be no less than the FMV Per Share on the Grant Date.

5. Vesting:

(a) Vesting Schedule. Subject to the satisfaction of the terms and conditions set forth in the Plan and this Award Agreement, including Participant’s continued employment/service with the Company through April 8, 2013, the Option shall vest and become exercisable on April 8, 2013.

(b) At any time, the portion of the Option which has become vested and exercisable as described in this Award Agreement is hereinafter referred to as the “Vested Portion.”

(c) In the event of the occurrence of any of the following:

(i) Participant’s Termination for a reason other than a reason that cause Vesting pursuant to Section 5(d) of this Agreement;

(ii) the Company’s failure to achieve “Adjusted EBITDA” for 2011 which equals or exceeds the minimum amount required pursuant to the 2011 Management Incentive Plan of the Company for participants thereunder to receive any bonus whatsoever pursuant to the terms thereof; or

(iii) the disapproval of the Option by the “Required Lenders” pursuant to Section 5.14 of the Amended and Restated Credit Agreement dated as of March 31, 2010 among the Company, Whitebox Advisors LLC, as Administrative Agent, and the Lenders parties thereto, as amended, modified or restated, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Sections 6(a) or 6(b).

“Adjusted EBITDA” means the EBITDA of the Company, plus any amounts deducted in computing EBITDA with respect to stock compensation, financing transaction costs (whether paid in cash or not), and other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company. “EBITDA” means the sum of (a) the Company’s net income after taxes as determined in accordance with GAAP, excluding, however, extraordinary items, including any net non-cash gain or loss arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and any write-up or write-down of assets, and the cumulative effect of any change in GAAP plus (b) to the extent deducted in determining the Company’s net income, total cash interest expense and other fees and expenses incurred by the Company in connection with any debt whether paid or accrued, income taxes, depreciation, amortization and other non-cash charges. Specific determination of Adjusted EBITDA shall be based solely upon the judgment of the Audit Committee of the Company’s Board of Directors upon recommendations received from the Company’s Chief Accounting Officer.

(d) If not already forfeited pursuant to Section 5(c), the occurrence of any of the following events shall cause the portion of the Option which is not yet Vested to be considered immediately Vested: (i) a Change of Control, (ii) the death of Participant, (iii) a Termination by the Company which is not for Cause, (iv) a Termination by the Participant which is for Good Reason (as hereinafter defined), or (iv) a Termination which is because of the Disability of Participant. For purposes hereof, “Good Reason” shall exist upon the occurrence of one of the following Company actions (unless the Participant consents in writing to such action(s)): (i) a material reduction of the compensation and benefits to which the Participant was entitled immediately prior to such reduction, (ii) a material reduction in the duties, authority or responsibilities relative to the duties, authority or responsibilities of the Participant as in effect immediately prior to such reduction, or (iii) the relocation of Participant to a facility or a location more than fifty (50) miles from Participant’s then present location; provided, however, that (A) Participant must provide the Company with written notice of the occurrence of such action(s) within 60 days of the initial occurrence of such action(s) and of Participant’s intent to terminate the term of this Agreement based on such action(s) and (B) the Company will have 30 days from the date that such written notice is provided by the Participant to cure such action(s). For purposes hereof, “Change of Control” shall have the meaning given said term in the Plan, and shall also mean John Chisholm no longer serving as the President of the Company.

6. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the sixth anniversary of the Grant Date;

(ii) the second anniversary of the date of the Participant’s Termination; or

(iii) the date of Participant’s Termination for a reason other than a reason that causes Vesting under Section 5(d) of this Agreement.

(b) Extensions. Except with respect to expiration events described in clause (v) above, if the Participant is prohibited from exercising the Vested Portion of an Option immediately prior to the expiration thereof due to any applicable federal, state, local or foreign legal prohibitions, then the expiration of such Vested Portion of an Option will be delayed until 5 days after the expiration of such legal prohibition.

(c) Method of Exercise.

(i) Subject to Section 6(a) of this Award Agreement and the Plan, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole shares of Common Stock only. Such notice shall specify the number of shares of Common Stock for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price (and unless other arrangements have been made with the Committee, any required withholding taxes). The payment of the Exercise Price shall be made by Participant (i) in cash or by certified check payable and acceptable to the Company), or (ii) subject to such conditions and requirements as the Committee may specify, at the written request of Participant, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above.

(ii) No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Common Stock subject to an Option until Participant has given written notice of exercise of the Option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(iii) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iv) Upon the Company’s determination that the Option has been validly exercised as to any of the shares, the Company shall issue certificates in the Participant’s name for such shares or if the shares are held in book entry form, then the Company will make such entry that will reflect the Participant’s ownership of such shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(v) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 6(a). Any heir or legatee of Participant shall take rights herein granted subject to the terms and conditions hereof.

7. Reorganization of the Company. The existence of this Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting shares of Common Stock, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Certain Restrictions. By executing this Award Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this Award Agreement or the terms of the Plan.

9. Amendment and Termination. This Award Agreement or the Plan may be amended or terminated in accordance with the terms of the Plan and with the express written consent of Participant.

10. Taxes and Withholdings. The Participant may be required to pay to the Company or any Affiliate and the Company or its Affiliates shall have the right and are hereby authorized to withhold any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

11. No Guarantee of Tax Consequences. The Company, Board and Committee make no commitment or guarantee to Participant that any federal, state or local tax treatment will apply or be available to any person eligible for benefits under this Award Agreement and assumes no liability whatsoever for the tax consequences to Participant.

12. Severability. In the event that any provision of this Award Agreement is, becomes or is deemed to be illegal, invalid, or unenforceable for any reason, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or this Award Agreement, such provision shall be stricken as to such jurisdiction, the Participant or this Award Agreement, and the remainder of this Award Agreement shall remain in full force and effect.

13. Terms of the Plan Control. This Award Agreement and the underlying Award are made pursuant to the Plan. Notwithstanding anything in this Award Agreement to the contrary, the terms of the Plan, as amended from time to time and interpreted and applied by the Committee, shall govern and take precedence. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

14. Governing Law. This Award Agreement shall be construed in accordance with (excluding any conflict or choice of law provisions of) the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

15. Consent to Electronic Delivery; Electronic Signature. Except as otherwise prohibited by law, in lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectuses supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his electronic signature is the same as, and shall have the same force and effect as, his manual signature.

16. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the

Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

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COMPANY:

Flotek Industries, Inc.

By:

Name Printed:

Title:
Date:

PARTICIPANT:

Johnna Kokenge

Address:

Date: